    As filed with the Securities and Exchange Commission on October 6, 2000
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                    --------
                              DIGITAL ISLAND, INC.
             (Exact name of registrant as specified in its charter)
           Delaware                                         68-0322824
  (State or other jurisdiction                 (IRS Employer Identification No.)
 of incorporation or organization)
                         45 Fremont Street, 12th Floor
                            San Francisco, CA 94105
              (Address of principal executive offices) (Zip Code)

                                    --------
SOFTAWARE, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN (As Assumed by Registrant)
                            (Full title of the Plan)

                                    --------
                                 T.L. Thompson
                            Chief Financial Officer
                              Digital Island, Inc.
                         45 Fremont Street, 12th Floor
                            San Francisco, CA  94105
                    (Name and address of agent for service)
                                 (415) 738-4100
         (Telephone number, including area code, of agent for service)

                                    --------
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                           Proposed         Proposed
              Title of                                     Maximum          Maximum
             Securities                     Amount         Offering        Aggregate       Amount of
                to be                       to be           Price           Offering      Registration
             Registered                 Registered(1)    per Share(2)       Price(2)          Fee
             ----------                 ------------     ------------      --------       ------------
SoftAware, Inc. 1999 Stock
Option/Stock Issuance Plan
(assumed by Registrant)                 78,679 shares      $22.28       $1,752,968.12       $462.78
--------------------------
Common Stock, $0.001 par value

================================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SoftAware, Inc, 1999 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options assumed by Registrant under the SoftAware, Inc. 1999 Stock Option/Stock Issuance Plan.

                                    PART II

               Information Required in the Registration Statement



Item 3. Incorporation of Documents by Reference
        ---------------------------------------

          Digital Island, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the Commission on December 28, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Current Reports on Form 8-K filed with the Commission on October 27, 1999, December 9, 1999, January 5, 2000, July 6, 2000,
          July 19, 2000 and September 22, 2000, respectively;

     (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000, filed with the Commission on FebruAry 11, 2000 (and amended on Form 10-Q/A filed with the Commission on February 22, 2000), May 15, 2000 and August 14, 2000, respectively; and

     (d) The Registrant's Registration Statement No. 000-26283 on Form 8-A filed with the Commission on June 7, 1999, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        --------------------------

          Not Applicable

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

          Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for (i) acts or omissions not in good faith or involving intentional misconduct, (ii) knowing violations of law, (iii) actions leading to improper personal benefit to the director, and (iv) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnity Agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-77039). The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number      Exhibit
--------------      -------

  4.0 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26283 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
  5.0               Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
 23.2               Consent of Ernst & Young LLP, Independent Auditors.
 23.3               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1 SoftAware, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by Registrant).
 99.2               Form of Stock Option Agreement.
 99.3               Form of Stock Option Assumption Agreement.

Item 9. Undertakings
        ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the SoftAware, Inc. 1999 Stock Option/Stock Issuance Plan, as assumed by Registrant.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 5th day of October, 2000.

                              Digital Island, Inc.


                              By:  /s/ Ruann F. Ernst
                                  ----------------------------------------------
                                  Ruann F. Ernst
                                  Chief Executive Officer and Chairman of the
                                  Board


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Digital Island, Inc., a Delaware corporation, do hereby constitute and appoint Ruann F. Ernst and T.L. Thompson, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                 Date
---------                -----                                 ----


/s/ Ruann F. Ernst       Chief Executive Officer          October 5, 2000
----------------------
Ruann F. Ernst           and Chairman of the Board
                         (Principal Executive Officer)

/s/ T.L. Thompson        Chief Financial Officer          October 5, 2000
----------------------   (Principal Financial and
T.L. Thompson            Accounting Officer)


/s/ Leo S. Spiegel       President and Director           October 5, 2000
----------------------
Leo S. Spiegel

/s/ Charlie Bass              Director               October 5, 2000
------------------------
Charlie Bass


/s/ Christos Cotsakos         Director               October 5, 2000
------------------------
Christos Cotsakos


/s/ Marcelo A. Gumucio        Director               October 5, 2000
------------------------
Marcelo A. Gumucio


/s/ G. Bradford Jones         Director               October 5, 2000
------------------------
G. Bradford Jones


/s/ Shahan Soghikian          Director               October 5, 2000
------------------------
Shahan Soghikian

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

  4.0 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26283 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
  5.0               Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
 23.2               Consent of Ernst & Young LLP, Independent Auditors.
 23.3               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1 SoftAware, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by Registrant).
 99.2               Form of Stock Option Agreement.
 99.3               Form of Stock Option Assumption Agreement.